As filed with the Securities and Exchange Commission on November 3, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0701774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of Principal Executive Offices)	(Zip Code)

Castle Biosciences, Inc. 2022 Inducement Plan
(Full titles of the plans)
Derek J. Maetzold
President and Chief Executive Officer
Castle Biosciences, Inc.
505 S. Friendswood Drive, Suite 401
Friendswood, Texas 77546
(866) 788-9007
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Thomas A. Coll, Esq. Carlos Ramirez, Esq. Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this "Registration Statement") is being filed by Castle Biosciences, Inc. (the “Registrant”) with the Securities and Exchange Commission (“SEC”) to register an additional 700,000 shares of common stock, par value $0.001 under the Castle Biosciences, Inc. 2022 Inducement Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of Registrant’s registration statement on Form S-8 (File No. 333-270146), previously filed with the SEC on March 1, 2023, and Registrant's registration statement on Form S-8 (File No. 333-275881), previously filed with the SEC on December 4, 2023, are incorporated herein by reference, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (and any portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on
April 9, 2025, that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2024).
(b)The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 5, 2025, August 4, 2025 and November 3, 2025, respectively.
(c)The Registrant’s Current Reports on Form 8-K, filed with the SEC on May 23, 2025 and August 8, 2025.
(d)The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on July 15, 2019, (File No. 001-38984) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020 (File No. 001-38984), including any amendment or report filed for the purpose of updating such description.
All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement unless specifically stated to the contrary. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2025.
4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2025.
4.3
Form of Common Stock Certificate of the Registrant. incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), originally filed with the SEC on June 26, 2019, as amended.

4.4
Sixth Amended and Restated Investors’ Rights Agreement, dated July 12, 2019, by and among the Registrant and certain of its stockholders, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), as amended, originally filed with the SEC on July 15, 2019.

5.1*	Opinion of Cooley LLP.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page hereto.
99.1
Castle Biosciences, Inc. 2022 Inducement Plan, as amended and restated, incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q filed with the SEC on November 3, 2025.

99.2
Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Castle Biosciences, Inc. 2022 Inducement Plan, incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-270146), filed with the SEC on March 1, 2023.

99.3
Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Castle Biosciences, Inc. 2022 Inducement Plan, incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-270146), filed with the SEC on March 1, 2023.

107*	Filing Fee Table
__________________________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Friendswood, State of Texas, on November 3, 2025.

CASTLE BIOSCIENCES, INC.

By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek J. Maetzold and Frank Stokes, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek J. Maetzold	President, Chief Executive Officer and Director	November 3, 2025
Derek J. Maetzold	(Principal Executive Officer)

/s/ Frank Stokes	Chief Financial Officer	November 3, 2025
Frank Stokes	(Principal Financial and Accounting Officer)

/s/ Daniel M. Bradbury	Chairperson of the Board of Directors	November 3, 2025
Daniel M. Bradbury

/s/ Kimberlee S. Caple	Member of the Board of Directors	November 3, 2025
Kimberlee S. Caple

/s/ G. Bradley Cole	Member of the Board of Directors	November 3, 2025
G. Bradley Cole

/s/ Rodney Cotton	Member of the Board of Directors	November 3, 2025
Rodney Cotton

/s/ Ellen Goldberg	Member of the Board of Directors	November 3, 2025
Ellen Goldberg

/s/ Miles D. Harrison	Member of the Board of Directors	November 3, 2025
Miles D. Harrison

/s/ Tiffany P. Olson	Member of the Board of Directors	November 3, 2025
Tiffany P. Olson